Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 7, 2001, which appears on page F-3 of the 2001 annual report on Form 10-KSB of SFBC International, Inc., relating to the consolidated financial statements of SFBC International, Inc. and Subsidiaries for the year ended December 31, 2000, and to the reference to our Firm under the caption “Experts” in the Prospectus.

KAUFMAN, ROSSIN & CO.

Miami, Florida

February 7, 2003